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Exhibit 21.1

SMURFIT-STONE CONTAINER CORPORATION
SUBSIDIARIES OF THE COMPANY

Consolidated Subsidiaries	Organized Under the Laws of	Percentage Ownership
2849-8954 Quebec, Inc.	Canada	100%
A.H. Julius Rohde GmbH	Germany	100%
AEL Abfall und Entsorgungslogistik GmbH	Germany	50%
Atlanta & Saint Andrews Bay Railroad Co.	Florida	100%
Cameo Container Corporation	Illinois	100%
CCA de Baja California S.A. de C.V.	Mexico	100%
Celgar Investments, Inc.	British Virgin Islands	100%
Cartomills Luxembourg SPRL	Belgium	100%
Cartomills SPRL	Belgium	100%
Dalton Paper Products, Inc.	Georgia	50%
DST Design Service Team GmbH	Germany	100%
Europa Carton GmbH	Germany	100%
Europa Carton Sp. z.o.o.	Poland	100%
Eurosave Institut fur Verpackungslogistik GmbH	Germany	100%
Eurotrend Gesellschaft fuer Komplettverpackung GmbH	Germany	100%
Fiber Innovations LLC	Delaware	100%
Francobec Company	Canada	100%
Grundstuecks-Verwaltungsgesellschaft Altona mbh	Germany	100%
IFP Institut Fur Packungssdesign GmbH	Germany	100%
Industrial Cordobesa, S.A	Spain	100%
Innovative Packaging Corp.	Delaware	85%
Jefferson Smurfit Corporation (U.S.)	Delaware	100%
Jefferson Smurfit Finance Corporation	Delaware	100%
JSC Active Medical Management, Inc.	Delaware	100%
JSC Capital Corporation	Delaware	100%
JSC Retiree Medical Management, Inc.	Delaware	100%
JSCE, Inc.	Delaware	100%
Leasing fuer Kontor Investitionsgueter GmbH	Germany	100%
Lot 24D Redevelopment Corporation	Missouri	100%
MGC S.A	France	100%
Packaging Unlimited, Inc.	Delaware	100%
PT Smurfit Container Indonesia	Indonesia	100%
SCC Active Medical Management, Inc	Delaware	100%
SCC Retiree Medical Management, Inc	Delaware	100%
SLP Finance General Partnership	Canada	100%
SLP Finance I, Inc.	Delaware	100%
SLP Finance II, Inc.	Delaware	100%
Smurfit General Emballages S.A.	Belgium	100%
Smurfit Newsprint Corporation	Delaware	100%
Smurfit-Stone Container Canada Inc.	Canada	100%
Smurfit-Stone Container España S.L.	Spain	100%
Smurfit-Stone Container GmbH & Co. KG	Germany	100%
Smurfit-Stone PSC (Asia) Limited	Hong Kong	100%
Smurfit-Stone Verwaltungsgesellschaft mbH	Germany	100%
Speditions-Gesellschaft Visurgis mbh	Germany	100%
SSCC Belgium Holdings SPRL	Belgium	100%
SSCC Lux I Sarl	Luxembourg	100%
SSCC Lux II Sarl	Luxembourg	100%
SSCC Lux III Sarl	Luxembourg	100%
SSCC Lux III Sarl, Geneva	Switzerland	100%
SSCC Lux IV Sarl	Luxembourg	100%
SSCC Lux V Sarl	Luxembourg	100%
SSCC Lux VI Sarl	Luxembourg	100%
SSCC Lux VII Sarl	Luxembourg	100%

Exhibit 21.1

SMURFIT-STONE CONTAINER CORPORATION
SUBSIDIARIES OF THE COMPANY

Consolidated Subsidiaries	Organized Under the Laws of	Percentage Ownership
St. Laurent Display and Packaging Corp.	Canada	100%
St. Laurent I.P.C. Inc.	Canada	100%
St. Laurent Paperboard (U.S.) Inc-1	Delaware	100%
Stone Cartomills France SARL	France	100%
Stone Connecticut Paperboard Properties, Inc.	Delaware	100%
Stone Container Corporation	Delaware	100%
Stone Container de Mexico S. de R.L. de C.V	Mexico	100%
Stone Container Finance Company of Canada	Canada	100%
Stone Global, Inc.	Delaware	100%
Stone International Services Corporation	Delaware	100%
Stone Receivables Corporation	Delaware	100%
Stone Truepenny International, Inc.	British Virgin Islands	100%
Stone Venepal (Celgar) Pulp, Inc.	Canada	90%
Timber Capital Holdings LLC	Delaware	100%
Timber Note Holdings LLC	Delaware	100%
Trobox Kartonnages B.V	Netherlands	100%
Trobox Verpakkingen B.V	Netherlands	100%
Usine Francobec, Inc.	Canada	100%
Wellpappenwerk Waren GmbH	Germany	100%
WWG Weser-Werstoff-Gesellschaft mbH	Germany	51%

Exhibit 21.1

SMURFIT-STONE CONTAINER CORPORATION
SUBSIDIARIES OF THE COMPANY

Non-consolidated Subsidiaries	Organized Under the Laws of	Percentage Ownership
639647 British Columbia Ltd.	Canada	35%
Annan & Bird Lithographers Inc.	Canada	12.5%
Annan & Bird Lithographers Ltd.	Canada	12.5%
Aspamill Inc.	Canada	45%
Associated Paper Mills (Ontario) Limited	Canada	45%
B.C. Shipper Supplies Ltd.	Canada	35%
Cascapedia Booming Co. Ltd.	Canada	50%
CIMIC Packaging Paper Co. Ltd.	British Virgin Islands	42.5%
Complete Package Limited	United Kingdom	50%
Converpap, S.A. de C.V.	Mexico	24.5%
Dongguan Stone Millennium Paper & Packaging Industries, Ltd.	China	50%
Dyne-A-Pak	Canada	45%
Groupement Forestier de Champlain Inc.	Canada	10%
Groveton Paper Board, Inc.	New Hampshire	62.94%
ICO, Inc.	Canada	42%
Las Vegas Container LLC	Delaware	50%
Maritime Containers Ltd	Canada	35%
Maritime Paper Products Limited	Canada	35%
MBI Limited	Canada	50%
ORPACK-Stone Corporation	Delaware	49%
Paroco Rohstoffvetwertung GmbH	Germany	49%
Qingdao Stone Millennium Paper & Packaging Industries, Ltd.	China	50%
Regent Packaging Limited	United Kingdom	50%
Rohstoffhandel Kiel GmbH	Germany	37.50%
Rollcraft Inc.	Canada	45%
Rosenbloom Group Inc.	Canada	45%
Schiffenhaus Californa LLC	Delaware	12.5%
Schiffenhaus Canada Inc.	Canada	16.66%
Serpac Containers Limited	Canada	24.75%
Shanghai Stone Millennium Paper & Packaging Industries Ltd.	China	50%
SMBI	Delaware	50%
Smurfit/CIMIC Holdings Limited	Cayman Islands	42.50%
Smurfit-MBI	Canada	50%
Specialty Containers	Canada	35%
Stone Container (Hong Kong) Limited	British Virgin Islands	50%
Stone Container Japan Company, Ltd.	Japan	50%
Stone-Billerud, SA	Switzerland	50%
Stone Millennium (China) Holdings, Ltd.	British Virgin Islands	50%
The Hinton Case Company Limited	United Kingdom	50%
Tradepak Internacional S.A. de C.V.	Mexico	24.5%
Tradepak International, Inc.	Delaware	24.5%
Trans-Seal Corporation	Japan	50%
Valores Universales S.A. de CV	Mexico	49%
Venepal S.A.C.A.	Venezuela	15.7%
Venepal-Stone Forestal S.A. (Veneston)	Venezuela	49%
Vertriebsgesellschaft Rohstoffhandel Kiel GmbH & Co.	Germany	37.5%
Wakecon Associates (Partnership)	Massachusetts	50%
WCO Enterprises (Partnership)	Florida	50%
Weedon Holdings Ltd	United Kingdom	50%
Zhejiang CIMIC Nanyang Paper Products Co., Ltd.	China	19.55%

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  Exhibit 21.1